Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K of Immunic, Inc. (the “Company”) for the period ended December 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned,Glenn Whaley as Principal Financial and Accounting Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that to my knowledge::
(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 26, 2021	By:	/s/ Glenn Whaley
Glenn Whaley
Principal Financial and Accounting Officer
(Principal Financial and Accounting Officer and Duly Authorized Officer)